UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 9, 2016

CSW INDUSTRIALS, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	001-37454	47-2266942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 500

Dallas, Texas 75240

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 233-8242

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Financial Officer

On June 9, 2016, CSW Industrials, Inc. (the “Company”) announced that Gregg Branning has been named as the Company’s Executive Vice President and Chief Financial Officer, effective June 9, 2016.

Mr. Branning, 55, served as Senior Vice President, Chief Financial Officer and Corporate Secretary of Myers Industries, Inc., a manufacturer of polymer products for industrial, agricultural, automotive, commercial and consumer markets, from September 2012 to March 2016. Prior to that, he served in leadership roles of increasing responsibility with Danaher Corporation, most recently as Vice President of Finance and Chief Financial Officer of Thomson Industries, a Danaher subsidiary.

In his role with the Company, Mr. Branning will receive an annual base salary of $300,000. He will be eligible for a cash award under the Company’s annual incentive program with a target award of 100% of base salary, and he will participate in the Company’s long term incentive program with a target award of 133% of base salary. In addition, Mr. Branning will receive a cash sign-on bonus of $100,000, half payable on his start date and half payable on the first anniversary of his start date. He will also be granted a one-time award of restricted stock in an amount equivalent to $100,000, which is subject to a three year vesting schedule, with ratable vesting on each anniversary of the grant. The Company will also provide reimbursement for relocation costs. Mr. Branning will participate in the Company’s retirement, health and welfare and other benefits generally available to other Company employees.

Mr. Branning has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he will be selected as an officer of the Company. In addition, there have been no transactions directly or indirectly involving Mr. Branning that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Departure of Principal Financial Officer

On June 9, 2016, CSW Industrials, Inc. (the “Company”) announced that Kelly Tacke, Chief Financial Officer of the Company, resigned from the position of Chief Financial Officer effective June 9, 2016. In connection with Ms. Tacke’s departure, the Company entered into a written severance agreement with Ms. Tacke providing for a severance payment of $395,000, representing one year of base salary and consideration for fiscal 2016 annual incentive program amounts.

A copy of the press release issued by the Company announcing Mr. Branning’s appointment and Ms. Tacke’s departure is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Press release dated June 9, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2016

By:	/s/ Luke E. Alverson

Name:	Luke E. Alverson
Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

99.1	Press release dated June 9, 2016